                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-19583, No. 33-25348 and No. 33-26415) pertaining to the
Summagraphics Corporation 1987 Stock Option Plan, 1988 Employee Stock Purchase Plan and 1988 Non-Employee Director Stock Option Plan, respectively, of our report dated August 23, 1996, with respect to the consolidated financial statements of Summagraphics Corporation and Subsidiaries included in the Annual Report (Form 10-K) of CalComp Technology, Inc. for the year ended May 31, 1996.


                                        ERNST & YOUNG LLP

Orange County, California
September 11, 1996